UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): August 27, 2007
LAM RESEARCH CORPORATION
(Exact name of registrant as specified in its charter)
Delaware
(State or Other Jurisdiction of Incorporation)

0-12933 (Commission File Number)	94-2634797 (IRS Employer Identification Number)
4650 Cushing Parkway
Fremont, California 94538
(Address of principal executive offices including zip code)
(510) 572-0200
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
Lam Research Corporation today announced that it will request a hearing before the Nasdaq Listing Qualifications Panel in response to the receipt of a Nasdaq Staff Determination letter dated August 27, 2007 indicating that the Company is not in compliance with the filing requirements for continued listing as set forth in Marketplace Rule 4310(c)(14). The letter, which the Company had expected, was issued in accordance with Nasdaq procedures due to the delayed filing of the Company’s Form 10-K for the year ended June 24, 2007. Pending a decision by the Panel, Lam shares will remain listed on the Nasdaq Stock Market.
On August 29, 2007, the Company issued a press release announcing receipt of the Nasdaq notice. The press release is attached as Exhibit 99.1.
Item 9.01. Financial Statements and Exhibits
     (d) Exhibits
99.1	Text of press release issued by Lam Research Corporation dated August 29, 2007

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: August 29, 2007

LAM RESEARCH CORPORATION
By:	/s/ Martin B. Anstice
Martin B. Anstice
Senior Vice President, Chief Financial Officer, and Chief Accounting Officer

EXHIBIT INDEX
99.1	Text of press release issued by Lam Research Corporation dated August 29, 2007